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                                                                    EXHIBIT 10.7

                         INVESTMENT MARKETING AGREEMENT

This Investment Marketing Service Agreement (the "Agreement") is entered this 26th day of October, 2000 by and between BreakOut Investment Marketing ("BOIM") an Arizona Limited Liability Corporation and Atlas Mining (OTCBB: ALMI) ("Client") a Idaho Corporation.

                                    RECITALS

         A. The Client desires to be assured of the association and services of BOIM in order to avail itself of BOIM's experience, skills, knowledge and background to facilitate strategic planning, corporate imaging and to assist the Client in business and/or financial matters and is therefore willing to engage BOIM upon the terms and conditions set forth herein.

         B. BOIM agrees to be engaged and retained by the Client and upon the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the foregoing, of the mutual promises hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. ENGAGEMENT. Client hereby engages BOIM on a non-exclusive basis, and BOIM hereby accepts the engagement to become a consultant to Client and to render such advice, consultation, information and services to the Directors and/or Officers of the Client regarding general business matters including but not limited to:

         A.       Monitoring and increasing exposure on message boards

         B. Periodic reporting as to developments concerning the general financial markets and public securities markets and industry which may be relevant or of interest or concern to the Client or the Client's business

         It shall be expressly understood that BOIM shall have no power to bind Client to any contract or obligation or to transact any business in Client's name or on behalf of Client in any manner.

         5. TERM. The term ("Term") of this Agreement shall commence on the date hereof and continue for twelve (12) months. The Agreement may extend upon agreement by both parties, unless or until the Agreement is terminated. Either party may cancel this Agreement upon five (5) days written notice in the event either party violates any material provisions of this Agreement and fails to cure such violations within five (5) days of written notification of such violation from the other party. Such cancellation shall not excuse the breach or non-performance by the other party or relieve the breaching party of its obligation incurred prior to the date of cancellation.

         3. COMPENSATION AND FEES. As consideration for BOIM entering into this Agreement, Client and BOIM shall agree to the following:

         6. The Engagement Fee ("Engagement Fee") may be satisfied by issuing certificates representing an aggregate of 420,000 shares of restricted common stock (the "Shares"). The shares, when issued to BOIM, will be duly authorized, validly issued and outstanding, fully paid and nonassessable and will not be subject to any liens, encumbrances and cannot be cancelled. Shares have piggyback rights on the next registration.

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         4.       EXCLUSIVITY; PERFORMANCE; CONFIDENTIALITY. The service of BOIM hereunder shall not be exclusive, and BOIM and its agents may perform similar or different services for other persons or entities whether or not they are competitors of Client. BOIM shall be required to expend only such time as is necessary to service Client in a commercially reasonable manner. BOIM acknowledges and agrees that confidential and valuable information proprietary to Client and obtained during its engagement by the Client, shall not be, directly or indirectly, disclosed without the prior express written consent of the Client, unless such information is otherwise known to the public generally or is otherwise secret and confidential.

         7. INDEPENDENT CONTRACTOR. In its performance hereunder, BOIM and its agents shall be an independent contractor. Consultant shall complete the services required hereunder according to his own means and methods of work, shall be in the exclusive charge and control of BOIM and which shall not be subject to the control or supervision of Client, except as to the results of the work. Client acknowledges that nothing in this Agreement shall be construed to require BOIM to provide services to Client at any specific time, or in any specific manner. Payments to BOIM hereunder shall not be subject to withholding taxes or other employment taxes as required with respect to compensation paid to an employee.

         8. MISCELLANEOUS. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any provision and no waiver shall constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waver. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by both parties. This Agreement constitutes the entire agreement between the parties and supersedes any prior agreement or negotiations. There are no third party beneficiaries of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have entered into this Agreement on the date first written above.

                                         Client:
                                         Atlas Mining Company, Inc.

                                         Signature: /s/ William Jacobson
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                                                        President

                                         Company:

                                         BreakOut Investment Marketing

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